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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 30, 2008

ROYALE ENERGY, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	000-22750	33-0224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500

San Diego, CA 92108

(Address of principal executive office)

Issuer's telephone number: (619) 881-2800

Section 1 Registrant’s Business and Operations

Section 1.01 Entry into a Material Definitive Agreement

On August 30, 2008, Royale Energy, Inc. entered into a definitive agreement to sell its interest in the Rio Bravo oil field in Kern County, California, to Occidental Petroleum of Elk Hills, Inc. The sales price of Royale Energy’s interest was $4.75 million in cash. The sales agreement contains standard terms and conditions, including representations and warranties from Royale Energy, that are common in the oil and gas exploration and production business in California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: September 3, 2008	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Executive Vice President and Chief Financial officer